UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 9, 2006


                              EAGLE BROADBAND, INC.
             (Exact name of registrant as specified in its charter)


         TEXAS                        1-15649                  76-0494995
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation or organization)     File Number)          Identification Number)

                              101 COURAGEOUS DRIVE
                            LEAGUE CITY, TEXAS 77573
               (Address of principal executive offices) (Zip Code)

                                 (281) 538-6000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2006, the Board of Directors of Eagle Broadband, Inc. (the "company") adopted amendments to the company's bylaws. The following changes were made to the bylaws:

o Section 4.2 was amended to provide for a classified board. This amendment divides the Board of Directors into three classes, each class as nearly equal in number as possible, serving staggered terms of three years. At the 2006 annual meeting of shareholders, the initial Class I directors will be elected for a one-year term, the initial Class II directors will be elected for a two-year term, and the initial Class III directors will be elected for a three-year term. Thereafter, Class I and II directors will be elected for three-year terms. Prior to the amendment, all directors were elected at the annual meeting for one-year terms.

o Section 4.5 was amended to allow the Board to remove a director provided that all of the other directors unanimously vote to remove such director. Prior to the amendment, Board members could only be removed by a vote of the shareholders.

o Section 10.1 was amended to allow the company to indemnify employees when a determination has been made in accordance with Section 10.4 that indemnification is proper. Prior to the amendment, only officers and directors were eligible for indemnification.


Item 9.01 Financial Statements and Exhibits.

Exhibit
Number          Exhibit Description

 3.1            Amended and Restated Bylaws adopted February 6, 2006


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
---------------------
   (Registrant)

/s/ DAVID MICEK

David Micek
President and Chief Executive Officer

DATE: February 10, 2006